                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of Hexcel Corporation of our report dated January 21, 1999, except as to Ciba Senior Subordinated Notes Payable and Aggregate Maturities of Notes Payable and Indebtedness to Related Parties in
Note 7 which are as of February 17, 1999, relating to the financial statements of Hexcel Corporation, which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

                                        /s/ PricewaterhouseCoopers LLP

San Jose, California
June 11, 1999